Exhibit 21

                                   Exhibit 21

                                  SUBSIDIARIES
                                       of
                          WORLD ACCEPTANCE CORPORATION


                                                   Jurisdiction of Incorporation
Corporate Name                                            or Organization
--------------                                     -----------------------------


World Finance Corporation of South Carolina, Inc.         South Carolina
World Finance Corporation of Georgia                      Georgia
World Finance Corporation of Texas                        Texas
World Acceptance Corporation of Oklahoma, Inc.            Oklahoma
World Finance Corporation of Louisiana                    Louisiana
World Acceptance Corporation of Missouri                  Missouri
World Finance Corporation of Tennessee                    Tennessee
World Acceptance Corporation of Alabama                   Alabama
WAC Insurance Company, Ltd.                               Turks & Caicos Islands
WFC Limited Partnership                                   Texas
WFC of South Carolina, Inc.                               South Carolina
World Finance Corporation of Illinois                     Illinois
World Finance Corporation of New Mexico                   New Mexico
World Finance Corporation of Kentucky                     Kentucky
WFC Services, Inc.                                        Tennessee